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                                                                   EXHIBIT 12(a)


               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (UNAUDITED)

                                                                 Three Months Ended Sept. 30,
                                                                 ----------------------------
Millions, Except Ratios                                            2001                2000
-----------------------                                          -------              -------
Earnings:
     Net income .............................................    $   267              $   256
     Undistributed equity earnings ..........................        (19)                 (16)
                                                                 -------              -------
Total earnings ..............................................        248                  240
                                                                 -------              -------
Income taxes ................................................        163                  150
                                                                 -------              -------
Fixed charges:
     Interest expense including amortization of debt discount        175                  181
     Portion of rentals representing an interest factor .....         10                   45
                                                                 -------              -------
Total fixed charges .........................................        185                  226
                                                                 -------              -------
Earnings available for fixed charges ........................    $   596              $   616
                                                                 -------              -------
Ratio of earnings to fixed charges ..........................        3.2                  2.7
                                                                 -------              -------